UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                            INTERACTIVE NETWORK, INC.
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                (Name of Registrant as Specified in Its Charter)

               The Committee to Revitalize Interactive Network, Inc.
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          (Name of Person(s) Filing Proxy Statement, if other than the
                                  Registrant)

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

                      INTERACTIVE NETWORK SHAREHOLDERS SEEK
                    TO ELECT NEW BOARD AT DECEMBER 30 MEETING


     MENLO PARK, CA (December 7, 1998).... A group of shareholders owning approximately 13 percent of Interactive Network Inc. (EBB:INNN) and chaired by Company Founder and former Chairman and CEO David B. Lockton, 61, has requested a special shareholders meeting for December 30, 1998 to elect a new Board of Directors and take other actions. The group, called the Committee to Revitalize Interactive Network (CRIN), seeks the election of its nominees at the special meeting because the Company has not held an annual meeting since May, 1995 -- and five of six members of the current Board have not stood for election by shareholders, but were appointed by other Interactive Network directors.

     According to Lockton, the sole current Director elected by the shareholders, under pertinent California law, five percent or more of the shareholders can call a shareholder meeting where the noted lack of Board elections has occurred.

     "With our proxy materials going into the mail today," Lockton commented, "the Committee will communicate with all shareholders regarding our proposed slate of Directors."

     According to Lockton, Interactive Network had developed in several major metropolitan markets successful pilot programs with subscribers to play-at-home television games utilizing the Company's patented and proprietary interactive television technology. Its activities were suspended in August, 1995 because of a lack of funds caused by the alleged failure of certain outside corporate investors to meet prior agreements, which led to a lawsuit by Interactive Network and, ultimately, a settlement by Interactive Network on behalf of the shareholders, a settlement with which Lockton disagreed.

     "We are dedicated to an all-out effort to create as much value as possible from the results of the settlement of our long-suffering shareholders," Lockton said. "Interactive Network's service proved itself before; it can prove itself again."

     Shareholders wishing to communicate with the Committee can do so via voice mail at 650-299-8815 or e-mail at CRINNN@aol.com, Lockton said.

     CRIN is soliciting proxies for election of its nominees for director and for the shareholder proposal set forth in its Proxy Statement currently on file with the Securities and Exchange Commission. The following persons may be deemed to be participants in the solicitation by CRIN and standing for election as directors: Thomas T.M. Danaher; Peter B. Fritzsche; David B. Lockton; N. Ann McArtor; Robert J. Regan and Jerome Rubin. Members of CRIN beneficially own 3,039,000 shares of common IN stock in total, which includes vested options of 2,253,000 shares.